SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                November 9, 2001


                             STILWELL FINANCIAL INC.
                             -----------------------
               (Exact name of company as specified in its charter)


            DELAWARE                     001-15253              43-1804048
-------------------------------    --------------------   ----------------------
  (State or other jurisdiction     (Commission file           (IRS Employer
        of incorporation)                 number)         Identification Number)


            920 Main Street, 21st Floor, Kansas City, Missouri 64105
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                Company's telephone number, including area code:
                ------------------------------------------------
                                (816) 218 - 2400


                                 Not Applicable
          (Former name or former address if changed since last report)



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Item 2.           Acquisition or Disposition of Assets

Background
----------

         During November 2001, Stilwell Financial Inc. ("Stilwell" or the "Company") completed the acquisition of 609,950 shares of Janus Capital Corporation ("Janus") common stock owned by Thomas H. Bailey, Janus' President, Chairman and Chief Executive Officer, and one other minority stockholder. The acquisitions of the common stock by Stilwell, which were pursuant to put rights held by Mr. Bailey and the other minority stockholder that were included in the 1984 Stock Purchase Agreement (the "Janus Stock Purchase Agreement"), cost approximately $613 million and were funded using proceeds from Stilwell's senior note issuance (discussed below) and existing cash.

      With the completion of these transactions, Stilwell owns approximately 98% of Janus, with the remainder owned by Janus employees. In addition, all mandatory put rights to Stilwell associated with Janus stock were eliminated. Mr. Bailey is expected to continue in his senior executive role with Janus.

      In third quarter 2001, Stilwell recorded a one-time non-cash increase to minority interest of approximately $64 million in connection with its commitment to purchase the 609,950 shares of Janus common stock. This commitment dates back to the initial purchase of Janus common stock in 1984 and results from put rights held by Mr. Bailey and the other minority stockholder whereby the price of Janus shares are determined by Janus' earnings from the prior calendar year. Therefore, the contractual price paid was computed using the results from Janus' record year in 2000. Based on the decline in Janus' earnings during 2001 compared to 2000, accounting guidelines require an evaluation of whether the contractual put price of the purchase commitment exceeds fair value. After consultation with third party valuation professionals, this charge was recorded as an increase to minority interest. Upon completion of the acquisition of the Janus shares, the intangible assets and goodwill that were recorded were reduced by the amount of this charge.

      In connection with the foregoing transactions, a portion of the shares of restricted Janus common stock held by other minority stockholders will become vested pursuant to stock purchase and restriction agreements that require the acceleration of vesting upon the sale of Mr. Bailey's remaining Janus shares and the termination of various management rights held by Mr. Bailey under the Janus Stock Purchase Agreement.


Net effect of Acquisitions
--------------------------

         Stilwell adopted the provisions of Statement of Accounting Standards No. 141 "Business Combinations" ("FAS 141") and Statement of Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("FAS 142") for acquisitions occurring on or after July 1, 2001. With respect to acquisitions occurring prior to July 1, 2001, FAS 141 and FAS 142 will be adopted on January 1, 2002 as required by the new rules. FAS 141 requires the purchase method of accounting and FAS 142 provides that goodwill and intangible assets with indefinite lives will no longer be amortized. As a result, with respect to acquisitions occurring prior to July 1, 2001, all goodwill and intangible assets are amortized over their respective lives, assumed to be a period of 20 years for the pro forma financial statements provided in Item 7 herein. With respect to acquisitions occurring on or after July 1, 2001, goodwill will not be amortized and only those intangible assets with determinate lives will be amortized over their respective lives, assumed to be a period of 20 years for the pro forma financial statements provided in Item 7 herein.

         Stilwell has applied FAS 141 and FAS 142 to acquisitions occurring after July 1, 2001 ("post July 1, 2001 acquisitions"). These acquisitions include (a) the Janus purchase on September 4, 2001 of approximately 139,000 shares of its common stock from Janus employees at a cost of $139.8 million and
(b) the Stilwell purchase of a total of 609,950 shares of Janus common stock from Mr. Bailey and one other minority stockholder of Janus at an aggregate

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purchase price of approximately $613 million using the proceeds from the offering of the senior notes (discussed below). With respect to acquisitions occurring prior to July 1, 2001 ("initial acquisitions"), Stilwell has applied generally accepted accounting principles that require the amortization of goodwill and intangible assets over their respective lives, assumed to be a period of 20 years for the pro forma financial statements provided in Item 7 herein. These transactions include (a) Stilwell's purchase on March 16, 2001 of 199,042 shares of Janus common stock for approximately $200 million from certain minority stockholders of Janus, other than Mr. Bailey, who exercised their put rights under their stock purchase agreements and (b) Stilwell's purchase in April and May, 2001 of a total of 603,000 shares of Janus common stock at an aggregate purchase price of approximately $606 million from Mr. Bailey and one other minority stockholder.

         Based on initial estimates, the purchase price relating to the post July 1, 2001 acquisitions exceeded the fair value of the net tangible assets acquired in such transactions by approximately $671.6 million, of which approximately $335.8 million was recorded as goodwill, $167.9 million as indefinite lived intangible assets and $167.9 million as intangible assets subject to amortization. Based on initial estimates, the purchase price relating to the initial acquisitions exceeded the fair value of the net tangible assets acquired in such transactions by approximately $796 million, of which approximately $398.0 million was recorded as goodwill and $398.0 million as intangible assets. Stilwell has engaged an independent valuation professional to determine the actual allocation of the aggregate purchase price relating to such transactions. Such independent valuation may affect the initial estimates of intangible assets and goodwill, if any, to be amortized, as well as the periods over which such intangible assets and goodwill will be amortized.



Issuance of senior notes due November 1, 2006
---------------------------------------------

      On November 6, 2001, the Company issued $400 million of 7% senior notes due November 1, 2006 ("Senior Notes"). The Senior Notes are not redeemable prior to maturity and pay interest semi-annually on the 1st day of November and May, beginning on May 1, 2002. The Company received approximately $396.1 million after discount at issuance, underwriters' discount and certain offering expenses. The proceeds were used to fund a portion of the cost to acquire the 609,950 shares of Janus shares as discussed above.


Summary
-------

          Stilwell disclosed the acquisitions of Janus common stock in Item 5, Other Information, as part of the September 30, 2001 Form 10-Q. Included as Item 7 herein are the pro forma financial statements associated with these transactions. Because it was impracticable to file such required pro forma financial statements at the time of initial disclosure, Stilwell is hereby filing the pro forma financial statements within 60 days after the date of filing its notice of the acquisition pursuant to regulations set forth by the Securities and Exchange Commission.


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


Item 7.          Financial Statements and Exhibits

(b)              Pro forma financial information

                 Exhibit No.                                           Document
                 -----------                                           --------
                 (99)        Additional Exhibits


                 99.1 Introductory Comments to Unaudited Pro Forma Financial Information, is attached as Exhibit 99.1


                 99.2 Unaudited Pro Forma Consolidated Condensed Balance Sheet at September 30, 2001, is attached hereto as
                             Exhibit 99.2


                 99.3 Unaudited Pro Forma Consolidated Condensed Statement of Income for the year ended December 31, 2000, is attached hereto as Exhibit 99.3


                 99.4 Unaudited Pro Forma Consolidated Condensed Statement of Income for the nine months ended September 30, 2001, is attached hereto as
                             Exhibit 99.4


                 99.5 Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements, is attached hereto as
                             Exhibit 99.5


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


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Stilwell Financial Inc.


Date: January 11, 2002            By:        /s/  Douglas E. Nickerson
                                     --------------------------------------
                                               Douglas E. Nickerson
                                     Vice President, Controller and Treasurer
                                          (Principal Accounting Officer)



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